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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 6, 2002

                                 SWS GROUP, INC.
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             (Exact name of Registrant as specified in its charter)


            DELAWARE                 No. 0-19483               No. 75-2040825

  (State or other jurisdiction       (Commission               (IRS employer
        of incorporation)            File Number)            Identification No.)
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                           1201 ELM STREET, SUITE 3500
                               DALLAS, TEXAS 75270
          (Address, including zip code, of principal executive office)
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        Registrants' telephone number, including area code: 214-859-1800


                                 Not applicable
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       (Registrant's former name or address, if changed since last report)

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Item 5.   OTHER EVENTS.

On August 6, 2002, SWS Group, Inc. (the "Company") issued a press release containing the following:

For the fiscal year, SWS recorded a net loss of $7.2 million, or 42 cents per share, on revenues of $332.2 million, as a result of $20.3 million of pre-tax charges taken in the fourth quarter. A year ago, the Company reported net income of $18.4 million, or diluted earnings per share of $1.05, on revenues of $470.7 million.

For the fourth quarter ended June 28, SWS recorded a net loss of $10.4 million, or 60 cents per share, on revenues of $76.3 million, compared with net income of $4.9 million, or diluted earnings per share of 28 cents, on revenues of $102.6 million in the fourth quarter of the prior fiscal year.

Fourth quarter results reflect the impact of $6.4 million in charges, including leasehold impairment and severance charges, resulting from consolidating and reorganizing certain business units. SWS is consolidating the personnel and infrastructure of its Mydiscountbroker and SWS Financial Services subsidiaries back to the Company's main offices in downtown Dallas. The Company is exiting the business of providing technology services to companies that are not in the securities business. SWS also closed an equity trading office in New Jersey. The anticipated annualized pre-tax savings as a result of these actions is $4.7 million.

SWS converted its investment in Comprehensive Software Systems, Ltd. to the equity method of accounting and recorded an impairment of the investment. CSS is a Colorado-based software company. SWS took a charge of $7.3 million in fiscal 2002 and also booked a loss of $1.4 million back to fiscal 2001 for the software company investment as dictated by the equity method of accounting standards.

Part of the $20.3 million in total charges taken in fiscal 2002 included $2 million to settle litigation related to the Company's prior trust operations. Other components of the total charges included $4.6 million of charges reflecting the deterioration of business and market conditions, including a $1 million loss recorded on MCI-WorldCom bonds.

The Company has declared the CSS system to be its books and records and has given notice to its previous vendor to remove the legacy mainframe system. This will save approximately $200,000 per month in operating expenses beginning October 1.

SWS Securities cleared or executed 52.3 million securities transactions in fiscal 2002, a 15 percent decline from the 61.3 million transactions processed in the prior year. Book value per share declined to $14.43 at the end of June following the Westwood spin-off, compared with $16.83 at the end of the prior fiscal year.

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The Company was authorized by the Board in late 2000 to repurchase up to one million shares of the Company's stock in the open market. Seven hundred thousand of that authorization still remains.

During the quarter SWS sold approximately 106,000 shares of its investment in Knight Trading Group common stock recording cash gains of $607,000 and non-cash gains of $3.9 million. At the end of fiscal 2002, SWS owned approximately 374,000 shares of Knight Trading Group common stock compared with approximately 906,000 shares at the end of the prior fiscal year.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any forward-looking statements, including those regarding intent, belief or current expectations of the company or its management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, general economic conditions and competitive pressures in the markets in which the company operates, regulatory changes, one-time events and other risks detailed from time to time in the company's Securities and Exchange Commission filings.


Item 7. EXHIBITS.

(c) Exhibits.  Exhibit 99.  SWS Group, Inc. Press Release issued August 6, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SWS GROUP, INC.
                                Date: August 7, 2002


                                By:     /s/ Stacy M. Hodges
                                    ------------------------------------------
                                     Stacy M. Hodges
                                     Executive Vice President, Chief Financial
                                      Officer and Treasurer

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                                  EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION OF EXHIBIT

99                         SWS Group, Inc. Press Release issued August 6, 2002.